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                                                                    Exhibit 10.1


                                                                  EXECUTION COPY



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                                CREDIT AGREEMENT

                                      AMONG

                        AAVID THERMAL TECHNOLOGIES, INC.

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                            CIBC WORLD MARKETS CORP.
                        AS LEAD ARRANGER AND BOOKRUNNER,

                                       AND

                       CANADIAN IMPERIAL BANK OF COMMERCE
                       AS ISSUER AND ADMINISTRATIVE AGENT



                          DATED AS OF OCTOBER 21, 1999


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